                                                                   Exhibit 10.11


                 AMENDED AND RESTATED CASH COLLATERAL AGREEMENT

            AMENDED AND RESTATED CASH COLLATERAL AGREEMENT, dated as of November 21, 2005 (this "Agreement"), between Space Systems/Loral, Inc. (the "Pledgor"), a corporation existing under the laws of the State of Delaware and successor in interest to the DIP Pledgor referenced below, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) (the "Bank").

                               W I T N E S S E T H

            WHEREAS, pursuant to the Letter of Credit Reimbursement Agreement, dated as of April 2, 2004 (as heretofore amended, supplemented or otherwise modified, the "Existing L/C Agreement"), between Space Systems/Loral, Inc., as a debtor and a debtor-in-possession (the "DIP Pledgor"), and the Bank, the Bank has issued Letters of Credit at the request of, and for the account of, the DIP Pledgor;

            WHEREAS, pursuant to the Cash Collateral Agreement, dated as of April 2, 2004 (as heretofore amended, supplemented or otherwise modified, the "Existing Cash Collateral Agreement"), between the DIP Pledgor and the Bank, the DIP Pledgor granted to the Bank a first priority perfected security interest in the Collateral and a Superpriority Claim (each as defined in the Existing L/C Agreement) pursuant to Section 364(c) of the Bankruptcy Code to secure repayment of the obligations under the Existing L/C Agreement; and

            WHEREAS, the Bank and the DIP Pledgor have agreed to amend and restate the Existing L/C Agreement in its entirety and, concurrently therewith, amend and restate the Existing Cash Collateral Agreement in its entirety such that the Liens granted to the Bank will not be cancelled or discharged as a result of the occurrence of the Plan Effective Date and such Liens will continue to secure the obligations of the Borrower under the Amended and Restated Letter of Credit Reimbursement Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement");

            NOW, THEREFORE, in consideration of the above premises, the Pledgor and the Bank hereby agree to amend and restate the Existing Cash Collateral Agreement in its entirety as follows:

            Section 1. DEFINITIONS. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Reimbursement Agreement.

            Section 2. PLEDGE AND ASSIGNMENT. As security for the payment of all Obligations of the Pledgor in respect of the Letters of Credit, under the Reimbursement Agreement and under this Agreement, the Pledgor hereby irrevocably assigns and pledges to the Bank, and hereby grants to the Bank, a first priority security interest in (i) the Pledgor's account, number 323-351832 (for credit to Space Systems Loral Inc.), with the Bank at its offices at 270 Park Avenue, 20th Floor, New York, NY 10017 (hereinafter called the "Cash Collateral Account") which Cash Collateral Account shall be under the sole dominion and control of the Bank, (ii) all cash from time to time deposited into the Cash Collateral Account, (iii) all Investments (as defined in Section 5 hereof) and certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account and (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds and products of any and all of the foregoing (collectively, the "Collateral"). Cash, Investments, security entitlements or other investments held or carried in the Cash Collateral Account shall not be available for use by the Pledgor or any of its subsidiaries or Affiliates for any purpose.

            Section 3. REMEDIES UPON DEFAULT.

            (a) The Pledgor hereby agrees that if any amount payable by it in respect of the Obligations is not paid when due (whether upon demand, at stated maturity, by acceleration or otherwise), the Bank may, by giving five (5) Business Days' notice to the Pledgor: (i) charge, set-off and otherwise apply all or any part of the Cash Collateral against the Obligations then due (or which become due) or any part thereof or (ii) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York at that time. Without limiting the generality of clause (ii) above, the Bank may sell, redeem, collect or otherwise realize on the Collateral or any portion thereof in one or more parcels at a public or private sale, at its offices or elsewhere, for cash, on credit or for future delivery and on such other terms as the Bank may deem commercially reasonable and without notice or demand except to the extent required by law (and if any such notice may be required by law the Pledgor agrees that at least 5 Business Days' notice shall constitute reasonable notification). The Bank shall not be obligated to make any such sale of Collateral regardless of whether notice of such sale has been given and may adjourn any such sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, then or at any time thereafter be applied in whole or in part by the Bank against all or any part of the Obligations then due (or which become due) in such order as the Bank may elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all of the Obligations after expiry or termination of all Letters of Credit shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

            Section 4. MAINTAINING THE CASH COLLATERAL ACCOUNT.

            (a) The Pledgor hereby further agrees that so long as any Letters of Credit or Obligations are outstanding, it will deposit and maintain at all times an amount in the Cash Collateral Account equal to (x) in the case of Letters of Credit or Obligations denominated in Dollars at least one hundred five percent (105%) of the LC Exposure in respect of such Letters of

Credit, and (y) in the case of Letters of Credit denominated in an Alternative Currency at least one hundred ten percent (110%) of the LC Exposure in respect of such Letters of Credit.

            (b) If at any time the Collateral maintained in the Cash Collateral Account in respect of any outstanding Alternative Currency Letters of Credit is less than 110% of the then Dollar Equivalent of the LC Exposure relating to such Alternative Currency Letters of Credit, then the Pledgor shall, within three (3) Business Days after receipt of notice from the Bank delivered in accordance with
Section 3.02 of the Reimbursement Agreement, deposit an amount in Dollars in the Cash Collateral Account equal to the amount required such that the Collateral in the Cash Collateral Account is not less than 110% of the Dollar Equivalent of the LC Exposure relating to such Alternative Currency Letters of Credit. In the event that the Collateral maintained in the Cash Collateral Account in respect of any outstanding Alternative Currency Letters of Credit is more than 110% of the then Dollar Equivalent of the LC Exposure relating to such Alternative Currency Letter of Credit, or in the event that the Collateral maintained in the Cash Collateral Account in respect of any other Letter of Credit is more than 105% of the LC Exposure relating to such other Letter of Credit, so long as no Default or Event of Default has occurred and is continuing, the Bank will, no more often than one time per each fiscal quarter, upon request from the Borrower, transfer such excess, as determined by the Bank in Good Faith, to an account of the Borrower.

            Section 5. INVESTING AMOUNTS IN THE ACCOUNTS.

            If requested by the Pledgor, the Bank will, from time to time, (a) invest amounts on deposit in the Cash Collateral Account in such deposits, commercial paper and securities (the "Investments") as the Pledgor may select and the Bank may approve in its reasonable discretion and (b) invest interest or dividends paid on the Investments and reinvest other proceeds of such Investments which may mature or be sold in new deposits, commercial paper or securities as the Pledgor may select and the Bank may approve in its discretion. Interest and proceeds which are not invested or reinvested shall be deposited and held in the Cash Collateral Account; provided that the Pledgor may at any time or from time to time request release of such interest and proceeds in accordance with Section 4 hereof. The Bank will only approve Investments in which it can obtain a first-priority, perfected security interest, which may require the Pledgor to execute, and the Pledgor hereby agrees to execute promptly, necessary documents.

            Section 6. REPRESENTATIONS AND WARRANTIES.

            The Pledgor hereby represents to the Bank that: (a) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any law or regulation applicable to it or will not violate any law or regulation applicable to it or contravene any loan, credit or other agreement to which it is a party or by which it or its properties are bound, (b) it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement, (c) this Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and creates in favor of the Bank a perfected, first priority security interest in the Collateral, enforceable in accordance with its terms, (d) no consent of any other person (including, without limitation, stockholders or creditors of the Pledgor or any of its subsidiaries or of any parent company of the Pledgor), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Pledgor, other than consents that have already been obtained and which remain in full force and effect, (e) the execution, delivery and performance of this Agreement will not result in the creation or imposition of any lien (other than the Liens in favor of the Bank under this Agreement) on any of its properties or assets pursuant to the provisions of any contractual obligation, and (f) there is no litigation, suit, action, investigation, inquiry or other proceeding presently pending which could reasonably be expected to affect the value of the Collateral or, to the knowledge of the Pledgor, threatened against the Pledgor or any of its subsidiaries or any of their properties or assets, by or before any arbitrator or any governmental authority and no preliminary or permanent injunction or order by a state or Federal court has been entered in connection with this Agreement.

            Section 7. COVENANTS.

            The Pledgor covenants and agrees with the Bank that:

            (a) The Pledgor will not (1) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or
(2) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein, except for the Liens created by this Agreement.

            (b) The Pledgor will maintain the Liens created by this Agreement as a first priority, perfected security interest and defend the right, title and interest of the Bank in and to the Collateral against the claims and demands of all persons whomsoever. At any time and from time to time, upon the written request of the Bank, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Bank reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

            Section 8. WAIVER.

            The Pledgor hereby waives presentation of any instrument or document evidencing any indebtedness or liability to the Bank, demand of payment, protest and notice of non-payment or protest.

            Section 9. EXPENSES.

            The Pledgor further agrees that it will pay the Bank upon written demand any and all reasonable expenses (including reasonable fees and expenses of its counsel) which the Bank may incur in connection with the exercise or enforcement of any of the rights of the Bank hereunder.

            Section 10. CONTINUING SECURITY INTEREST.

            This Agreement shall create a continuing Lien on the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the expiration or cancellation of all outstanding Letters of Credit, (b) be binding upon the Pledgor and its successors and assigns (provided that any assignment by the Pledgor may be made only with the prior written consent of the Bank), and (c) inure to the benefit of the Bank and its successors, transferees and assigns. Upon the payment in full of the Obligations and the expiration or cancellation of all outstanding Letters of Credit, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been applied pursuant to the terms of this Agreement. It is the intention of the parties hereto that the Liens created hereby in favor of the Bank shall continue from and after the Plan Effective Date to constitute continuing, perfected first priority security interests in the Collateral, as security for the Obligations. Accordingly, effective on the Plan Effective Date, the Pledgor confirms that it has granted, and does hereby grant, to the Bank, a security interest in all right, title and interest of the Pledgor in and to the Collateral as security for the Obligations.

            Section 11. FURTHER ASSURANCES.

            At the cost and expense of the Borrower, the Borrower shall execute and file all such further documents and instruments, and perform such other acts, as the Bank may request to maintain the Liens granted to the Bank in connection with this Agreement and the Reimbursement Agreement and to maintain the priority of such Liens granted pursuant to this Agreement and the Reimbursement Agreement. Pursuant to the New York UCC and any other applicable law, the Borrower authorizes the Bank to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Borrower in such form and in such offices the Bank reasonably determines appropriate to perfect the security interests of the Bank under this Agreement and the Reimbursement Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            Section 12. AMENDMENTS, ETC.

            No amendment or waiver of any provision of this Agreement nor consent to departure by the Pledgor herefrom shall in any event by effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 13. NOTICES.

            All notices, requests and demands to or upon the Bank or the Pledgor to be effective shall be in writing (including telecopier) or by telephone (but if by telephone, confirmed immediately by telecopier) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Bank or the Pledgor at its address or transmission number for notices set forth below its signature hereto. The Bank and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this paragraph.

            Section 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; JURY TRIAL.

(a) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding between the Pledgor and any other party to this Agreement arising out of or with respect to this Agreement may be brought in the state courts of the State of New York, located in the County of New York, or in the courts of the United States for the Southern District of New York, and the Pledgor submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding or judgment. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13, such service to become effective 30 days after such mailing. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Nothing herein shall affect the right of the Bank to bring any legal action or proceeding against the Pledgor in any court having jurisdiction with respect thereto.

            (b) Each of the Bank and the Pledgor hereby irrevocably waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in Section 14(a). Each of the Plegdor and the Bank hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Each of the Pledgor and the Bank waives, to the fullest extent it may legally and effectively do so, any right it may have to jury trial in any legal proceeding directly or indirectly arising out of or relating to each of the Pledgor's and the Bank's rights and obligations under this Agreement or transactions contemplated hereby (whether based on contract, tort or any other theory).

            Section 15. COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first above written.

                                        SPACE SYSTEMS/LORAL, INC.


                                        By: /s/ Avi Katz
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Address:

                                        Attention:
                                        Fax number:
                                        Telephone:


Agreed and Accepted:

JPMORGAN CHASE BANK, N.A.


By: /s/ Richard C. Smith
   ---------------------------------------
   Name:  Richard C. Smith
   Title: Vice President


JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
Attention:
Fax number:
Telephone: